UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 13, 2009

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	1-13873 (Commission File Number)	38-0819050 (IRS employer identification number)

901 44th Street SE Grand Rapids, Michigan (Address of principal executive offices)	49508 (Zip code)
Registrant’s telephone number, including area code: (616) 247-2710
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
On November 13, 2009, Steelcase Inc. (“the Company”) and JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and BNP Paribas, as Co-Syndication Agents; Fifth Third Bank and Société Générale, as Co-Documentation Agents; and certain other lenders (collectively, the “Lenders”) entered into an Amendment No. 3 to Credit Agreement (the “Amendment”).
The Amendment amends the Credit Agreement, dated as of July 26, 2005, among the Company, the Subsidiary Borrowers from time to time parties thereto, and the Lenders (the “Credit Agreement”) to:
•	defer the calculation of the leverage ratio for the second quarter of the Company’s fiscal year 2010 for purposes of determining compliance with the leverage ratio covenant in the Credit Agreement until December 18, 2009 and

•	require that any revolving loans made under the Credit Agreement during the period from the date of the Amendment through December 18, 2009 will be Floating Rate Loans and cannot be Eurocurrency Rate Loans or Eurocurrency Rate Advances (as each such term is defined in the Credit Agreement).
A copy of the Amendment is filed with this Current Report as Exhibit 4.1 and is incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits
d) EXHIBITS.

Exhibit
Number	Description

4.1	Amendment No.3 to Credit Agreement, dated as of November 13, 2009 among Steelcase Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and BNP Paribas, as Co-Syndication Agents; Fifth Third Bank and Société Générale, as Co-Documentation Agents; and certain other lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steelcase Inc.

Date: November 16, 2009

/S/ MARK T. MOSSING
Mark T. Mossing Corporate Controller and Chief Accounting Officer (Duly Authorized Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Amendment No.3 to Credit Agreement, dated as of November 13, 2009 among Steelcase Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and BNP Paribas, as Co-Syndication Agents; Fifth Third Bank and Société Générale, as Co-Documentation Agents; and certain other lenders.